UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2008

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51888	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation

On July 14, 2008, Baseline Oil & Gas Corp. (the “Company”) filed with the Secretary of State of Nevada a Certificate of Amendment, in the form of Exhibit 3.1.1 attached hereto (the “Certificate of Amendment”), amending our Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 140,000,000 shares to 300,000,000 shares. The Certificate of Amendment became effective upon filing.

The foregoing amendment was adopted at the Company’s annual meeting on July 9, 2008 by the holders of an aggregate of 22,296,723 shares of the Common Stock, or 64.69% of the issued and outstanding shares as of June 2, 2008, the record date established for the annual meeting.

Item 9.01	Exhibits

Exhibit No.	Description of Exhibit
3.1.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2008	Baseline Oil & Gas Corp.

	By:	/s/ Patrick H. McGarey
	Name:	Patrick H. McGarey
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
3.1.1	Certificate of Amendment to Articles of Incorporation